Exhibit 10.4

                               ATRION CORPORATION
                           2006 EQUITY INCENTIVE PLAN

                  FORM OF AWARD AGREEMENT FOR RESTRICTED STOCK

THIS AWARD AGREEMENT (the "Agreement') is made and entered into as of _________________, ____ by and between Atrion Corporation, a Delaware corporation (the "Company"), and __________________ (the "Participant") pursuant to the Atrion corporation 2006 Equity Incentive Plan, as it may be further amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the same meanings set forth in the Plan.

                              W I T N E S S E T H:
                                - - - - - - - - -

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. AWARD OF RESTRICTED STOCK. On the date specified on Exhibit A attached hereto (the "Date of Award") but subject to the execution of this Agreement, the Company awarded to the Participant an Award (the "Award") in the form of the number of shares of Restricted Common Stock (the "Shares") as is set forth on Exhibit A from the authorized and unissued or treasury Common Stock at and for the purchase price set forth on Exhibit A.

2. EFFECT OF PLAN. The Shares are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the Shares.

3. RESTRICTIONS. The Shares as to which the restrictions shall not have lapsed and which are not vested shall be forfeited upon the Participant's Termination of Employment. The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such restrictions lapse and the Shares vest.

4. RIGHTS PRIOR TO VESTING. During the period prior to lapse of the restrictions and the vesting, the Participant (a) may exercise full voting rights with respect to the Shares, (b) shall be entitled to receive cash dividends paid with respect to the Shares and (c) shall be credited with and entitled to receive stock dividends paid with respect to the Shares; provided, however, that any such stock dividends shall be subject to the same restrictions as the Shares.

5. CERTIFICATES FOR SHARES OF RESTRICTED COMMON STOCK. Certificates respecting the Shares shall be registered in the Participant's name or the Shares shall be issued to the Participant through the book-entry system, as determined by the Company.

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6. SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant's acknowledgement that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.

7. LEGEND. In order to enforce the restrictions imposed on the Shares, all certificates representing such Shares shall bear the following legend:

         THESE SHARES ARE HELD SUBJECT TO THE TERMS OF THE 2006 EQUITY INCENTIVE PLAN ("THE PLAN") AND THE AWARD AGREEMENT FOR RESTRICTED STOCK BETWEEN THE COMPANY AND THE PARTICIPANT AND SUCH SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF. A COPY OF THE PLAN IS AVAILABLE AT THE OFFICE OF THE COMPANY.

Such legend shall be removed as the restrictions lapse with respect to such Shares and the Shares vest.

8. AUTHORITY OF COMMITTEE. Notwithstanding any provision of the Plan or of this Award Agreement to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (a) accelerate the lapse of the restrictions and the vesting of the Shares or (b) waive any restrictions of the Shares.

9. TAX ELECTION. In the event the Participant desires to make an election with respect to the Shares under Section 83(b) of the Code, the Participant will timely make such election in accordance with the rules and regulations of the Code and promptly notify the Company thereof. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

10. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or by any Subsidiary or shall adversely affect the right of the Company or any Subsidiary to terminate the Participant's employment with or without cause at any time.

11.               MISCELLANEOUS.

(a) The Participant's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(b) The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.

(c) This Agreement shall bind the parties, their respective heirs, executors, administrators, successors and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Company and its successors or assigns.
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(d)               This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

(e) This Agreement shall be interpreted and construed according to and governed by the laws of the State of Texas.

(f) This Agreement is intended to comply with Section 409A of the Code.


                   [Signatures appear on the following page.]


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             ATRION CORPORATION


                                    By:
                                        ----------------------------------------

                                         Name:  --------------------------------

                                         Title: --------------------------------


                                         PARTICIPANT


                                          --------------------------------------
                                          [Name]


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                                    EXHIBIT A

                                       TO

          AWARD AGREEMENT DATED __________________, ____ BETWEEN ATRION
                         CORPORATION AND [PARTICIPANT]


1. Date of Award:

2. Number of Shares of Restricted Common Stock:

3. Purchase Price per Shares:

4. Vesting Schedule


                                                     Date Restrictions Lapse
        Number of Shares                                and Shares Vest
        ----------------                             -----------------------